

<ARTICLE>                                         7
<MULTIPLIER>                                    1,000

<PERIOD-TYPE>                                  12-MOS
<FISCAL-YEAR-END>                              Dec-31-1999
<PERIOD-START>                                 Jan-01-1999
<PERIOD-END>                                   Dec-31-1999
<DEBT-HELD-FOR-SALE>                          1,311,361
<DEBT-CARRYING-VALUE>                                0
<DEBT-MARKET-VALUE>                                  0
<EQUITIES>                                     110,666
<MORTGAGE>                                           0
<REAL-ESTATE>                                        0
<TOTAL-INVEST>                               1,579,218<F7>
<CASH>                                         170,641
<RECOVER-REINSURE>                             644,578<F1>
<DEFERRED-ACQUISITION>                          78,896
<TOTAL-ASSETS>                               3,240,599
<POLICY-LOSSES>                              1,964,139
<UNEARNED-PREMIUMS>                            379,684
<POLICY-OTHER>                                       0
<POLICY-HOLDER-FUNDS>                                0
<NOTES-PAYABLE>                                244,031
<PREFERRED-MANDATORY>                          110,000
<PREFERRED>                                          0
<COMMON>                                         1,689
<OTHER-SE>                                     460,560
<TOTAL-LIABILITY-AND-EQUITY>                 3,240,599
<PREMIUMS>                                     325,114
<INVESTMENT-INCOME>                             66,394
<INVESTMENT-GAINS>                               1,916
<OTHER-INCOME>                                     861
<BENEFITS>                                     254,538
<UNDERWRITING-AMORTIZATION>                     96,095
<UNDERWRITING-OTHER>                            37,389
<INCOME-PRETAX>                                (21,220)
<INCOME-TAX>                                   (10,172)
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   (11,048)
<EPS-BASIC>                                     (.94)<F2>
<EPS-DILUTED>                                     (.94)
<RESERVE-OPEN>                               1,257,730<F3>
<PROVISION-CURRENT>                            239,910<F4>
<PROVISION-PRIOR>                               14,628
<PAYMENTS-CURRENT>                             (65,856)
<PAYMENTS-PRIOR>                              (230,493)
<RESERVE-CLOSE>                              1,207,436<F5>
<CUMULATIVE-DEFICIENCY>                        (36,715)<F6>

1 Represents net reinsurance recoverable balances after offset of funds held and reinsurance balance payable.
2 Represents basic earnings per share.
3 Reflects net reserve at beginning of year for unpaid claims.  Also reflects
  Chartwell's net reserve in the amount of $808,466 at date of acquisition.
4 Includes effect of exchange rate in the amount of $(7121).
5 Reflects net reserve at end of year for unpaid claims.
6 Reflects gross redundancy in restated reserves.
7 Total investments include ivestments held by managed syndicates of $137,745 and other investments of $19,446.


